SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           October 7, 2013
                            Date of Report
                  (Date of Earliest Event Reported)

                    BIO OIL NATIONAL CORPORATION
          (Exact Name of Registrant as Specified in its Charter)

 Delaware                    000-54593                       00-0000000
(State or other       (Commission File Number)             (IRS Employer
jurisdiction                                          Identification No.)
of incorporation)


               No. 42-A, Jalan 6/21D, Medan Idaman,
                      Batu 5 1/4, Jalan Gombak,
                     53300 Kuala Lumpur,  Malaysia
              (Address of Principal Executive Offices)

                         011-603-26912228
                 (Registrant's Telephone Number)

ITEM 5.02 Departure of Directors or Principal Officers;
          Election of Directors

     On October 7, 2013, by unanimous consent of the Registrant's directors of the Board of Directors the following person was named as a director of the Registrant to fill the remaining vacancy on the Board of Directors with a term to commence immediately and serve until his successor is elected and qualified:

          Mozamil Abdelrahim Mustafa Balal

     Mr. Balal holds a Master's Degree in Business Administration from the University of Nile Valley, Sudan and holds a Higher Diploma and Bachelor's Degree in Urban Planning. He currently is the Chief Executive Officer of the International Education Centre in Qatar and Chairman of the Sudanese Swiss Global Co., which specializes in providing government and private hospitals with medical devices and equipment. Mr. Balal also serves as a member of the Board of Directors of Quatar Swiss Company and Chairman of M. B. Export Co., in Scotland and the General Manager of Bilal Import Co., in Dubai, United Arab Emirates. He is also the Chief Executive Officer of the
Academic Services and Development Centre in Scotland.

                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                    BIO OIL NATIONAL CORPORATION


Date: October 7, 2013              /s/ Mohd Safie M. Jaffri
                                        President